Exhibit 12.01

                   Commercial Credit Company and SUBSIDIARIES
                Computation of Ratio of Earnings to Fixed Charges

                           ALL COMPANIES CONSOLIDATED
                            (In millions of dollars)

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                                                                                    Year ended December 31,
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                                                            1996             1995           1994             1993            1992
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
Income from continuing operations
  before income taxes and minority
  interests                                             $  297.0         $  334.0         $  363.9         $  467.9       $  428.8

Elimination of undistributed
  equity earnings                                            (.8)            (1.3)            (1.9)           (26.8)          (3.0)

Pre-tax minority interest                                                    --              (20.0)           (32.3)        --

Add:
  Interest                                                 475.5            463.5            402.8            363.7          369.7
  Interest portion of rentals                                9.4              9.6             10.9             11.2           11.7
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Income available for fixed charges                      $  781.1         $  805.8         $  755.7         $  783.7       $  807.2
===================================================================================================================================

Fixed charges:
  Interest                                              $  475.5         $  463.5         $  402.8         $  363.7       $  369.7
  Interest portion of rentals                                9.4              9.6             10.9             11.2           11.7
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Fixed charges                                           $  484.9         $  473.1         $  413.7         $  374.9       $  381.4
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Ratio of earnings to fixed charges                           1.61x            1.70x            1.83x            2.09x          2.12x
===================================================================================================================================

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